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                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               Form 8-K

                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported) November 1, 1996


                         Registrant; State of Incorporation;     IRS Employer
Commission File Number   Address; and Telephone Number           Identification No.

1-5532                   PORTLAND GENERAL CORPORATION            93-0909442
                         (an Oregon Corporation)
                         121 SW Salmon Street
                         Portland, Oregon 97204
                         (503) 464-8820


1-5532-99                PORTLAND GENERAL ELECTRIC COMPANY       93-0256820
                         (an Oregon Corporation)
                         121 SW Salmon Street
                         Portland, Oregon 97204
                         (503) 464-8000



                     121 S.W. Salmon Street, Portland, Oregon 97204 (Address of principal executive offices) (zip code)

             Registrant's telephone number, including area code  503-464-8820
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Item 5.             Other Events

On November 1, 1996 the staff (Staff) of the Oregon Public Utility Commission
(OPUC) issued a revision to their September 6, 1996 response to the Portland General Electric Company (PGE or the Company) proposed rate plan. The
Staff's revised proposal recommends additional rate reductions for 1997 of $75 million, beyond the $25 million proposed by PGE. For further discussion regarding the Company's rate proposal see the PGE and Portland General Corporation quarterly report on Form 10-Q for the quarter ended September 30, 1996. Staff's proposal, if adopted, would result in a $117 million before tax and a $71 million after tax reduction to PGE's 1997 earnings. Staff made no other changes to their earlier proposal. Settlement discussions with Staff and interested parties will begin November 7, 1996.



                              Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                               Portland General Corporation
                               Portland General Electric Company




November 1, 1996               By   /s/  Joseph E. Feltz


                                      Joseph E. Feltz
                                    Assistant Controller
                                    Assistant Treasurer